Exhibit 10.2
August 11, 2011

W. Thomas Amick
c/o Discovery Laboratories, Inc.
2600 Kelly Road
Suite 100
Warrington, PA 18976

Re:        Amendment to Employment Agreement

Dear Mr. Amick,

This amendment is attached to and made part of the Employment Agreement dated as of October 12, 2010 between you and Discovery Laboratories, Inc. (the “Agreement”) and is effective as of July 18, 2011.  The Agreement is hereby amended as set forth below.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms as set forth in the Agreement.

1.           Section 2 of the Agreement is hereby amended to provide (i) that the Term of the Agreement shall continue through May 3, 2010, and (ii) that, commencing on May 4, 2010, and on each May 4th thereafter, the Term of the Agreement shall automatically be extended for one additional year, except in the event of notice as provided for therein.”

2.           In addition to the benefits provided in Section 5(e) (Reimbursement of Business Expenses), the Company shall reimburse you for expenses associated with travel, local housing and other incidentals, in accordance with guidelines of the Internal Revenue Service, in amounts not to exceed $55,025 during the period from January 1, 2011 through May 3, 2012.  In addition, any amounts payable hereunder shall be subject to tax gross-up payments.

Except as amended herein, the remaining terms and conditions of the Agreement shall remain in full force and effect.  This addendum confirms an agreement between you and the Company with respect to the subject matter hereof and is a material part of the consideration stated in the Agreement and mutual promises made in connection therewith.  Please indicate your acceptance of the terms contained herein by signing both copies of this amendment, retaining one copy for your records, and forwarding the remaining copy to the Company.

DISCOVERY LABORATORIES, INC.

By:	/s/ John G. Cooper	By:	/s/ W. Thomas Amick
Name:	John G. Cooper	Name:	W. Thomas Amick
Title:	President and Chief Financial Officer